EXHIBIT 99.1

CERTIFICATION OF PERIODIC REPORT

I, Joel P. Moskowitz, Chief Executive Officer of Ceradyne, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Company’s Annual Report on Form 10-Q for the annual period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(3)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    March 31, 2003

/s/ JOEL P. MOSKOWITZ
Joel P. Moskowitz Chief Executive Officer